                                                                   Exhibit 10(a)

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Index Funds, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to Registration Statement No. 333-15265 of our reports dated

    February 22, 2000     S&P 500 Index Fund           Master S&P 500 Index Series
                                                         (formerly S&P 500 Index Series)
    February 22, 2000     Small Cap Index Fund         Master Small Cap Index Series
                                                         (formerly Small Cap Index Series)
    February 22, 2000     Aggregate Bond Index Fund    Master Aggregate Bond Index Series
                                                         (formerly Aggregate Bond Index Series)
    February 22, 2000     International Index Fund     Master International (GDP Weighted) Index Series
                                                         (formerly International Index Series)

appearing in the annual reports to shareholders for the year ended December 31, 1999, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
April 14, 2000